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                                                                    EXHIBIT 24.1


                       HEALTH MANAGEMENT ASSOCIATES, INC.

                   OFFICERS' AND DIRECTORS' POWER OF ATTORNEY


    Know All Men By These Presents: That each of the undersigned, being an Officer or a Director of HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation, which corporation anticipates filing with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 for the registration of certain shares of its Class A Common Stock for distribution in a certain business combination, Does Hereby constitute and appoint JOSEPH V. VUMBACCO, STEPHEN M. RAY, TIMOTHY R. PARRY and SUSAN MASCETTE BRANDT, and each of them, the attorneys of the undersigned with full power of substitution for and in the name, place and stead of the undersigned:

    To sign and file on behalf of the undersigned such Registration Statement and any and all amendments, including post-effective amendments, to such Registration Statement and exhibits thereto and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to the securities covered by said Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever under and in accordance with the Securities Act of 1933, as amended, and the rules and regulations issued thereunder by said Commission, hereby ratifying and approving the acts of such attorney or attorneys, or any such substitute or substitutes.

    This Instrument may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same Instrument.


    In Witness Whereof, each of the undersigned has hereunto set his hand and seal as of the respective dates set forth below.


November 5, 1997              /s/ W. J. Schoen
                              -------------------------------------
                              William J. Schoen,
                              Chairman, Chief Executive Officer
                              and Director


November 5, 1997              /s/ Stephen M. Ray
                              -------------------------------------
                              Stephen M. Ray,
                              Senior Vice President and
                              Chief Financial Officer
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November 12, 1997             /s/ Kent P. Dauten
                              -------------------------------------
                              Kent P. Dauten, Director


November 13, 1997             /s/ Robert A. Knox
                              -------------------------------------
                              Robert A. Knox, Director


November 10, 1997             /s/ Charles R. Lees
                              -------------------------------------
                              Charles R. Lees, Director


December 2, 1997              /s/ Kenneth D. Lewis
                              -------------------------------------
                              Kenneth D. Lewis, Director


November 6, 1997              /s/ W. E. Mayberry
                              -------------------------------------
                              William E. Mayberry, M.D., Director

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State of  Florida  )
County of Collier  )  ss.

    On this 5th day of November, 1997, before me personally came WILLIAM J. SCHOEN, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                                /s/ Mary M. Pirro
                                -----------------
                                Notary Public

State of  Florida  )
County of Collier  )  ss.

    On this 5th day of November, 1997, before me personally came STEPHEN M. RAY, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                                /s/ Mary M. Pirro
                                -----------------
                                Notary Public

State of Illinois  )
County of Cook     ) ss:

    On this 12th day of November, 1997, before me personally came KENT P. DAUTEN, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                                /s/ Dorothy E. McKnight
                                -----------------------
                                Notary Public

State of New York  )
County of New York ) ss.

    On this 13th day of November, 1997, before me personally came ROBERT A. KNOX, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                                /s/ Shayron Saunders
                                --------------------
                                Notary Public

                                      -3-
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State of California     )
County of Ventura       ) ss:

    On this 10 day of November, 1997, before me personally came CHARLES R. LEES, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                                /s/ Rex J. Masterson
                                ----------------------------------------
                                Notary Public


State of North Carolina )
County of Cabarrus      ) ss:

    On this 2nd day of December, 1997, before me personally came KENNETH D. LEWIS, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                                /s/ John E. Williams
                                ----------------------------------------
                                Notary Public


State of Florida        )
County of Collier       ) ss:

    On this 6th day of November, 1997, before me personally came WILLIAM E. MAYBERRY, M.D., to me known and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                                /s/ Mollie P. Griffin
                                ----------------------------------------
                                Notary Public

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